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                                                                    Exhibit 23.1




                        Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement on Form S-3 filed pursuant to Rule 462(b) related to the filing on Form S-3 (No. 333-01305) filed on February 28, 1996, and in the related prospectus of Coeur d'Alene Mines Corporation for the registration of Mandatory Adjustable Redeemable Convertible Securities of our report dated February 2, 1996 with respect to the consolidated financial statements of Coeur d'Alene Mines Corporation included in its Annual Report on Form 10-K for the year ended December 31, 1995, filed with the Securities and Exchange Commission.


                                    Ernst & Young LLP


Seattle, Washington
March 8, 1996